UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 17, 2017

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)
270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

JPMorgan Chase & Co.
Amendment No. 1
Current Report on Form 8-K/A
Explanatory Note
This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of JPMorgan Chase & Co. (“JPMorgan Chase” or the “Company”), filed on September 20, 2016, (the Original Form 8-K), as the Board of Directors of the Company had not determined committee assignments for Mr. Todd A. Combs as of the filing of the Original Form 8-K.

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 17, 2017, the Board of Directors of JPMorgan Chase approved the appointment, effective March 20, 2017, of Mr. Combs to its Risk Policy Committee and to its Public Responsibility Committee. Mr. Combs will replace Mr. Timothy P. Flynn on the Risk Policy Committee and Ms. Linda B. Bammann on the Public Responsibility Committee.
In addition, the Board approved the following changes to the Audit and Risk Policy Committees, effective March 20, 2017: Ms. Bammann will become Chair of the Risk Policy Committee; Mr. James A. Bell will become Chair of the Audit Committee; and Mr. Flynn will join the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Molly Carpenter
Molly Carpenter
Corporate Secretary

Dated:	January 18, 2017